UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 6, 2017 (April 1, 2017)
GIBRALTAR INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-22462	16-1445150

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3556 Lake Shore Road P.O. Box 2028 Buffalo, New York	14219-0228

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number (716) 826-6500, including area code
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	3
Item 8.01 Other Events	5
Item 9.01 Financial Statements and Exhibits	5
SIGNATURE	6
EX-99.1
EX-99.2

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
Appointment of New Senior Vice President and Chief Financial Officer
Effective as of April 1, 2017, Timothy F. Murphy, age 53, was appointed to the offices of Senior Vice President and Chief Financial Officer of Gibraltar Industries, Inc. (the “Company”). Mr. Murphy will succeed Kenneth Smith as the Company’s Senior Vice President and Chief Financial Officer. In connection with his appointment as Senior Vice President and Chief Financial Officer, Mr. Murphy has resigned, effective April 1, 2017, from his positions as Vice President, Treasurer and Secretary of the Company.
Mr. Murphy joined Gibraltar in 2004 as Director of Financial Reporting. He then held senior positions in the Treasury Operations department, and has been Vice President and Secretary of the Company since 2012, and Treasurer since 2013. Prior to joining Gibraltar, Mr. Murphy was Senior Manager at KPMG, where his concentration was on manufacturing clients. Mr. Murphy has a B.A. in Economics and an MBA from State University of New York - Buffalo.
There are no arrangements or understandings between Mr. Murphy and any other persons pursuant to which he was selected as Senior Vice President and Chief Financial Officer. There are also no family relationships between Mr. Murphy and any director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Compensation Arrangements for Mr. Murphy
The material terms of the compensation program to be provided to Mr. Murphy are contained in an offer letter and are summarized below:
Base Salary and Incentive Compensation. Mr. Murphy will receive an annual base salary of $375,000. Mr. Murphy will also be eligible to participate in (a) the Company’s Management Incentive Compensation Plan (“MICP”) with a target award equal to 60% of base salary, subject to the achievement of performance targets established by the Compensation Committee of the Board of Directors; and (b) the Company’s Long Term Incentive Plan programs with target awards of 35% of base salary for time based restricted stock units and 75% of base salary for performance stock units subject to performance goals established by the Compensation Committee. Mr. Murphy will also have the ability to defer salary and MICP awards pursuant to the Management Stock Purchase Plan, a non-qualified deferred compensation program maintained by the Company which also provides for the issuance to participants of matching units based on the amount and source of funds deferred.

Award of Performance Units. On April 3, 2017, five thousand (5,000) Performance Share Units were issued to Mr. Murphy. These Performance Share Units will be settled by the issuance of shares of the Company’s common stock to Mr. Murphy. The number of shares to be issued to Mr. Murphy will be determined based upon the ranking of the Company’s total shareholder return over a three (3) year performance period compared to the total shareholder return of companies in the S&P Small Cap Industrial Sector Index (the “Index”) over such period. No shares will be issued if the Company’s TSR falls below the 40 th percentile of the companies in the Index, the targeted number of shares will be issued if the Company’s TSR for the period is equal in rank to the TSR of the 40 th percentile of the companies in the Index, and a maximum of 150% of the targeted shares will be issued if the Company’s TSR for the period is equal in rank to the TSR of the 90 th percentile of the companies in the Index. The three-year performance period for these awards begins on February 1, 2017 and ends on January 31, 2020.

This description is qualified in its entirety by reference to the terms and conditions of the form of the Performance Share Unit award, a copy of which was originally filed on January 7, 2016.

Award of Non-Qualified Options. On April 3, 2017, Non-Qualified Options to purchase five thousand (5,000) shares of the Company’s common stock were issued to Mr. Murphy using a form of Non-Qualified Option Award that was filed On January 7, 2016 (the “Non-Qualified Option Award”).

Under the terms of the Non-Qualified Option Award, provided that Mr. Murphy is employed by the Company at the end of a three (3) year period ending April 3, 2020, Mr. Murphy will have the right to purchase shares of common stock of the Company at a price per share equal to $39.55, the closing price per share of the Company’s common stock on April 3, 2017.

This description is qualified in its entirety by reference to the terms and conditions of the form of the Award of Non-Qualified Option, a copy of which was originally filed on January 7, 2016.

Award of Restricted Units. On April 3, 2017, five thousand (5,000) Restricted Stock Units were issued to Mr. Murphy using a form of Restricted Stock Unit Award (the “Restricted Unit Award”).

If Mr. Murphy’s employment with the Company is terminated for reasons other than death or disability prior to the expiration of the three (3) year vesting period ending April 3, 2020, the Restricted Stock Units awarded to the recipient will be forfeited.

This description is qualified in its entirety by reference to the terms and conditions of the form of the Restricted Unit Award, a copy of which was filed on January 7, 2016.

Payments on Change in Control. Mr. Murphy is to be provided a change in control agreement which will provide for the acceleration of his right to receive previously awarded deferred compensation and for a lump sum payment to be made to Mr. Murphy in the event of a termination of his employment by the Company without cause or a termination of his employment by Mr. Murphy for good reason, in each case, during the one year period immediately following a change in control of the Company. The amount of such lump sum payment will be equal to two times the sum of (a) Mr. Murphy’s then applicable base salary and (b) the highest annual bonus received by Mr. Murphy during the three year period ending on the date of the change in control.

Other Benefits. Mr. Murphy will be eligible to participate in benefit programs generally available to senior executives of the Company, including the senior executive automobile program, the financial planning program and the executive health reimbursement plan.

Departure of Chief Financial Officer

On March 31, 2017, Kenneth Smith, the Senior Vice President and Chief Financial Officer of the Company, notified the Company of his effective date of retirement from employment with the Company to be May 4, 2017. Mr. Smith’s intention to retire was previously disclosed on November 7, 2016. In connection with his upcoming retirement, Mr. Smith has relinquished his duties as Chief Financial Officer, effective April 1, 2017, and resigned, effective as of May 4, 2017, from his position as Senior Vice President of the Company and each of its subsidiaries and affiliates.
Appointment of New Vice President, Secretary and Treasurer
Effective as of April 1, 2017, Jeffrey Watorek, age 37, was appointed to the offices of Vice President, Secretary and Treasurer of the Company.
Mr. Watorek joined the Company as Manager of External Reporting in 2008 and in 2012 he was appointed Director of Financial Planning & Analysis. Prior to joining the Company, Mr. Watorek served as a Manager at Ernst & Young. He holds a BA and MBA from Canisius College.
There are no arrangements or understandings between Mr. Watorek and any other persons pursuant to which he was selected as Vice President, Secretary and Treasurer. There are also no family relationships between Mr. Watorek and any director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Compensation Arrangements for Mr. Watorek
The material terms of the compensation program to be provided to Mr. Watorek are contained in an offer letter and are summarized below:
Base Salary and Incentive Compensation. Mr. Watorek will receive an annual base salary of $200,000. Mr. Watorek will also be eligible to participate in (a) the Company’s MICP with a target award equal to 20% of base salary, subject to the achievement of performance targets set forth in the offer letter and others to be established by the Compensation Committee of the Board of Directors; and the Company’s (b) Long Term Incentive Plan programs with target awards of 10% of base salary for time based restricted stock units and 40% of base salary for performance stock units subject to performance goals established by the Compensation Committee. Mr. Watorek will also have the ability to defer salary and MICP awards in the Company’s non-qualified deferral program under the Management Stock Purchase Plan, which provides for matching units based on the amount and source of funds deferred.

Other Benefits. Mr. Watorek will be eligible to participate in benefit programs generally available to senior executives of the Company, including the senior executive automobile program, the financial planning program and the executive health reimbursement plan.
Item 8.01 Other Events
A copy of the Company's press releases announcing the appointment of its new Chief Financial Officer and Vice President, Treasurer and Secretary are furnished with this report as Exhibit 99.1 and Exhibit 99.2.
Item 9.01 Financial Statements and Exhibits

(a) - (c)	Not Applicable
(d)	Exhibits
	99.1	Press Release dated March 24, 2017
	99.2	Press Release dated March 28, 2017

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GIBRALTAR INDUSTRIES, INC.
Date: April 6, 2017	By:	/s/ Cherri L. Syvrud
Cherri L. Syvrud
Sr Vice President, Human Resources and Organizational Development